Ex 99.1

CONTACT:         Investor Relations         (214) 792-4415

SOUTHWEST AIRLINES REPORTS THIRD QUARTER RESULTS
DALLAS, TEXAS – October 18, 2012 – Southwest Airlines Co. (NYSE:LUV) (the “Company”) today reported its third quarter 2012 results.  Third quarter 2012 net income was $16 million, or $.02 per diluted share, which included $81 million (net) of unfavorable special items.  This compared to a net loss of $140 million, or $.18 loss per diluted share, in third quarter 2011, which included unfavorable special items totaling $262 million (net).  Excluding special items, third quarter 2012 net income was $97 million, or $.13 per diluted share, compared to $122 million, or $.15 per diluted share, in third quarter 2011.  This exceeded the First Call consensus estimate of $.12 per diluted share.  Operating income for third quarter 2012 was $51 million, compared to $225 million in third quarter 2011.  Excluding special items, operating income was $208 million for third quarter 2012, compared to $285 million for the same period last year.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated, “Our third quarter 2012 net income was $97 million, and operating income was $208 million, each excluding special items.  Our third quarter 2012 passenger revenues, unit revenues, and load factor were all third-quarter records and meaningful accomplishments; however, we need sustained revenue momentum to achieve our return on invested capital target. And, that is a priority.  While in line with the domestic industry, our third quarter 2012 year-over-year unit revenue growth was more sluggish than planned due to weaker demand, particularly in September. While the economy remains a significant concern, we are encouraged, thus far, by October’s bookings and revenue trends.  Thus far in October 2012, passenger unit revenues are running ahead of the comparable year ago period by approximately four percent.  For next year, we are excited about planned initiatives including the first phase of our new revenue management system.
 “We have significant transformation work underway on five key strategic initiatives, and I am proud of our People and their results. The integration of AirTran into Southwest is our top priority and much progress was made in third quarter.  We have converted nine AirTran aircraft to the Southwest livery.  AirTran’s airport facilities at Seattle and Des Moines have been converted to Southwest; Key West, Florida will be converted next month; and Branson, Missouri is scheduled for March 2013.  Our April 2013 schedule, to be published next week, will reflect four more AirTran city conversions at Charlotte, North Carolina; Flint, Michigan; Portland, Maine; and Rochester, New York.  During third quarter 2012, AirTran ceased operations at six cities, while Southwest launched new service to Dayton, Akron-Canton, and Ronald Reagan Washington National Airport, which began the integration of AirTran in those cities.  We remain on track to launch connection of the two airlines’ networks early next year and significantly optimize the combined networks compared to third quarter 2012.  Seniority list integrations for seven of the eight impacted unions have been resolved.  We produced approximately $110 million in pre-tax synergies in the first nine months of 2012, and we plan for $400 million in pre-tax synergies in 2013 (excluding acquisition and integration expenses). I am very pleased with the AirTran integration results, thus far, and anticipate significant financial performance improvement from next year’s planned actions.
 “Our operating costs grew in the third quarter, but much of the growth was investment related. In particular, we are in the early stages of restructuring and retrofitting our fleet to improve our unit costs and long-term financial performance.  This ‘fleet modernization’ effort is one of our strategic initiatives, and it, too, is expected to drive significant financial benefits beginning in 2013. We have retrofitted 147 Southwest 737-700s with our updated cabin interior and plan to complete all 372 -700 retrofits in first half 2013.   AirTran’s -700s are receiving the updated interior as the aircraft are converted to the Southwest livery.  We have added 26 737-800s to our fleet, with eight more deliveries scheduled for this year.   Our near-term plans call for keeping the fleet relatively flat taking into account our aircraft deliveries, 737 Classic retirements, and leases/subleases to Delta.  Overall, we anticipate our fleet modernization efforts will significantly benefit pre-tax results in excess of $700 million, annually, once fully implemented in 2015.
“Third quarter 2012 economic fuel costs were $3.16 per gallon, which was in line with third quarter 2011. Crude oil and jet fuel prices have soared over the last several months, and our fourth quarter 2012 economic fuel costs are expected to hit an all-time high $3.45 per gallon (based on market prices as of October 15, 2012).  This is disappointing, especially given the weak economy, and we will need to more aggressively control costs in the next year.
“Our liquidity and balance sheet remain strong.  As of yesterday, total cash on hand and short-term investments were $3.5 billion, in addition to a fully available unsecured revolving credit line of $800 million.  Operating cash flow for the first nine months of this year was approximately $1.8 billion, resulting in strong free cash flow* of nearly $900 million.  During that time, we continued to return cash to our Shareholders with the repurchase of approximately 37 million shares of common stock for approximately $325 million and dividends totaling $22 million.  We also repaid $517 million of debt and capital lease obligations without refinancing.  Our debt levels are modest with debt-to-capital leverage near 40 percent, including off balance sheet aircraft leases.  We remain committed to our goals of enhancing Shareholder value, preserving our financial strength, and achieving our 15 percent pre-tax return on invested capital.”

Financial Results and Outlook
AirTran Airways, Inc. became a wholly-owned subsidiary of the Company on May 2, 2011. Results discussed in this release and provided in the accompanying unaudited Condensed Consolidated Financial Statements and Comparative Consolidated Operating Statistics include the results of operations and cash flows for AirTran beginning May 2, 2011, including the impact of purchase accounting.  Year-to-date 2011 results do not include AirTran’s results prior to the acquisition date.  However, the Company believes the analysis of specified financial results on a “combined basis” provides more meaningful year-over-year comparability.  Year-to-date 2011 financial information presented on a “combined basis” is the sum of the historical financial results of the Company and AirTran for periods prior to the acquisition date, but includes the impact of purchase accounting beginning May 2, 2011.  Supplemental financial information presented on a “combined basis” and the accompanying reconciliations are included in this release.
The Company’s total operating revenues in third quarter 2012 of $4.3 billion were comparable to third quarter 2011.  Operating unit revenues increased 0.6 percent from third quarter 2011.  Based on traffic and revenue trends thus far, the Company currently expects a solid year-over-year increase in operating unit revenues in fourth quarter 2012.
Total third quarter 2012 operating expenses were $4.3 billion, compared to $4.1 billion in third quarter 2011.  Excluding special items in both periods, third quarter 2012 operating expenses increased 1.9 percent from third quarter 2011.
Third quarter 2012 economic fuel costs were $3.16 per gallon, including $.03 per gallon in unfavorable cash settlements for fuel derivative contracts, compared to $3.18 per gallon in third quarter 2011, including $.02 per gallon in unfavorable cash settlements.   Based on market prices as of October 15, 2012, the Company expects fourth quarter 2012 economic fuel costs to be approximately $3.45 per gallon, including $.09 per gallon in unfavorable cash settlements for fuel derivative contracts. Fourth quarter 2012 premium costs, recorded in Other (gains) losses, are currently estimated to be approximately $3 million, compared to premium costs of $14 million in fourth quarter 2011 and $36 million in fourth quarter 2010. As of October 15, 2012, the fair market value of the Company’s hedge portfolio through 2016 was a net asset of approximately $196 million, compared to a net asset of approximately $133 million at September 30, 2012, and a net liability of $140 million at June 30, 2012.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.
Excluding fuel, profitsharing, and special items in both periods, third quarter 2012 unit costs increased 6.2 percent from third quarter 2011. Based on current cost trends, the Company expects a similar year-over-year increase in its fourth quarter 2012 unit costs, excluding fuel, profitsharing and special items in both periods.  Third quarter 2012 profitsharing expense was $29 million, compared to $36 million in third quarter last year.
Operating income for third quarter 2012 was $51 million, compared to $225 million in third quarter 2011.  Excluding special items, operating income was $208 million for third quarter 2012, compared to $285 million in third quarter 2011.  The Company incurred $145 million in special charges (before taxes) during third quarter 2012 primarily associated with the Boeing 717 lease/sublease agreement with Delta Air Lines, Inc. and Boeing Capital Corp.  Cumulative costs associated with the acquisition and integration of AirTran, as of September 30, 2012, totaled $310 million (before taxes).  The Company expects total acquisition and integration costs will be approximately $550 million.
Other expenses for third quarter 2012 were $18 million, compared to $451 million in third quarter 2011.  This $433 million decrease primarily resulted from $10 million in other gains recognized in third quarter 2012, compared to $405 million in other losses recognized in third quarter 2011.  In both periods, these gains and losses primarily resulted from unrealized mark to market gains/losses associated with a portion of the Company’s fuel hedging portfolio, which are special items.  Excluding these special items, other losses were $18 million in third quarter 2012, compared to $36 million in third quarter 2011, primarily attributable to the premium costs associated with the Company’s fuel derivative contracts.  Net interest expense declined to $28 million in third quarter 2012, compared to $46 million in third quarter 2011, primarily as a result of the Company’s repayment of its $400 million notes in December 2011 and the redemption of its $385 million notes in March 2012.
Total operating revenues for the nine months ended September 30, 2012 increased 11.8 percent year-over-year to $12.9 billion, while total operating expenses increased 12.5 percent year-over-year to $12.4 billion, resulting in operating income in the nine months ended September 30, 2012 of $532 million, versus $546 million for the same period last year.  Excluding special items, operating income was $702 million for the nine months ended September 30, 2012, compared to $672 million for the same period last year.  Excluding special items and compared to combined results for the same period last year, total operating revenues for the nine months ended September 30, 2012 increased 3.4 percent, while total operating expenses increased 3.3 percent, resulting in a 5.2 percent increase in operating income for the nine months ended September 30, 2012.
Net income for the nine months ended September 30, 2012 was $343 million, or $.45 per diluted share, compared to $26 million, or $.03 per diluted share, for the same period last year.  Excluding special items, net income for the nine months ended September 30, 2012 was $352 million, or $.46 per diluted share, compared to $263 million, or $.34 per diluted share, for the same period last year.
The Company’s return on invested capital (before taxes and excluding special items) was approximately seven percent for the twelve months ended September 30, 2012.  Additional information regarding pre-tax return on invested capital is included in the accompanying reconciliation tables.

Awards and Recognitions
During third quarter 2012, Southwest Airlines was named to the 2012 Customer Service Hall of Fame by MSN Money.  Southwest also was honored for various efforts to be an employer of choice such as being recently named to the 2012 list of "Best Adoption Workplaces" by The Dave Thomas Foundation for Adoption and also being recognized by the Learning Spotlight Award by the Elliot Maises Learning 2012 Consortium for its commitment to employee training and development programs.  Southwest also was recognized as one of the Best Companies for Diversity Practices by Hispanic Business for diversity recruitment, retention, promotion, and supplier diversity.

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Conference call
Southwest will discuss its third quarter 2012 results on a conference call at 12:30 p.m. Eastern Time today.  A live broadcast of the conference call will also be available at http://southwest.investorroom.com.

*See Note Regarding use of Non-GAAP financial measures

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include without limitation statements related to (i) the Company’s financial targets and outlook and projected results of operations; (ii) the Company’s plans with respect to its acquisition of AirTran and related financial and operational goals and expectations, including without limitation anticipated integration timeframes and expected benefits and costs associated with the acquisition; (iii) the Company’s fleet plans, including its fleet modernization plans, and related financial goals and expectations; and (iv) the Company’s other strategic initiatives and related financial and operational goals and expectations. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) the impact of the economy on demand for the Company’s services and the impact of fuel prices, economic conditions, and actions of competitors on the Company’s business decisions, plans, and strategies; (ii) the Company’s ability to effectively integrate AirTran and realize the expected synergies and other benefits from the acquisition; (iii) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iv) the Company’s ability to timely and effectively prioritize its strategic initiatives and related expenditures; (v) changes in fuel prices, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (vi) the Company’s dependence on third parties with respect to certain of its initiatives, in particular its fleet modernization plans; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(in millions, except per share amounts)
(unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2012	2011		Percent Change	2012	2011		Percent Change
OPERATING REVENUES:
Passenger	$4,046	$4,034	(2)	0.3	$12,127	$10,875	(2)	11.5
Freight	39	35		11.4	118	103		14.6
Other	224	242	(2)	(7.4)	670	572	(2)	17.1
Total operating revenues	4,309	4,311		(0.0)	12,915	11,550		11.8

OPERATING EXPENSES:
Salaries, wages, and benefits	1,189	1,146		3.8	3,552	3,226		10.1
Fuel and oil	1,528	1,586		(3.7)	4,615	4,150		11.2
Maintenance materials and repairs	300	272		10.3	862	717		20.2
Aircraft rentals	92	90		2.2	270	214		26.2
Landing fees and other rentals	278	257		8.2	791	705		12.2
Depreciation and amortization	217	191		13.6	620	523		18.5
Acquisition and integration	145	22		n.a.	168	97		73.2
Other operating expenses	509	522		(2.5)	1,505	1,372		9.7
Total operating expenses	4,258	4,086		4.2	12,383	11,004		12.5

OPERATING INCOME	51	225		(77.3)	532	546		(2.6)

OTHER EXPENSES (INCOME):
Interest expense	35	50		(30.0)	112	143		(21.7)
Capitalized interest	(5)	(3)		66.7	(16)	(8)		100.0
Interest income	(2)	(1)		100.0	(5)	(8)		(37.5)
Other (gains) losses, net	(10)	405		n.a.	(119)	351		n.a.
Total other (income) expenses	18	451		(96.0)	(28)	478		n.a.

INCOME (LOSS) BEFORE INCOME TAXES	33	(226)		n.a.	560	68		n.a.
PROVISION (BENEFIT) FOR INCOME TAXES	17	(86)		n.a.	217	42		n.a.

NET INCOME (LOSS)	$16	$(140)		n.a.	$343	$26		n.a.

NET INCOME (LOSS) PER SHARE
Basic	$0.02	$(0.18)			$0.45	$0.03
Diluted	$0.02	$(0.18)			$0.45	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	739	792			756	773
Diluted	740	792			762	774

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement I for selected financial information on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2011 reclassification to change the allocation of Operating revenues between Passenger revenues and Other revenues from its sale of frequent flyer points associated with its co-branded Chase® Visa card. The Company has thus reclassified $20 million and $46 million in Operating revenues for the three and nine month periods ended September 30, 2011, respectively, from Other revenues to Passenger revenues to conform to the current presentation.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)
	Three months ended			Nine months ended
	September 30,			September 30,
	2012	2011	Percent Change	2012	2011	Percent Change
Fuel and oil expense, unhedged	$1,503	$1,549		$4,526	$4,125
Add: Fuel hedge losses included in Fuel and oil expense	25	37		89	25
Fuel and oil expense, as reported	$1,528	$1,586		$4,615	$4,150
Deduct: Net impact from fuel contracts (2)	(12)	(24)		(2)	(17)
Fuel and oil expense, economic	$1,516	$1,562	(2.9)	$4,613	$4,133	11.6

Total operating expenses, as reported	$4,258	$4,086		$12,383	$11,004
Deduct: Net impact from fuel contracts (2)	(12)	(24)		(2)	(17)
Total operating expenses, economic	$4,246	$4,062		$12,381	$10,987
Deduct: Asset impairment, net (3)	-	(14)		-	(14)
Deduct: Acquisition and integration costs, net (4)	(145)	(22)		(168)	(95)
Total operating expenses, non-GAAP	$4,101	$4,026	1.9	$12,213	$10,878	12.3

Operating income, as reported	$51	$225		$532	$546
Add: Net impact from fuel contracts (2)	12	24		2	17
Operating income, economic	$63	$249		$534	$563
Add: Asset impairment, net (3)	-	14		-	14
Add: Acquisition and integration costs, net (4)	145	22		168	95
Operating income, non-GAAP	$208	$285	(27.0)	$702	$672	4.5

Other (gains) losses, net, as reported	$(10)	$405		$(119)	$351
Add (Deduct): Net impact from fuel contracts (2)	28	(369)		156	(257)
Other losses, net, non-GAAP	$18	$36	(50.0)	$37	$94	(60.6)

Income (loss) before income taxes, as reported	$33	$(226)		$560	$68
Add (Deduct): Net impact from fuel contracts (2)	(16)	393		(154)	274
	$17	$167		$406	$342
Add: Asset impairment, net (3)	-	14		-	14
Add: Acquisition and integration costs, net (4)	145	22		168	95
Income before income taxes, non-GAAP	$162	$203	(20.2)	$574	$451	27.3

Net income (loss), as reported	$16	$(140)		$343	$26
Add (Deduct): Net impact from fuel contracts (2)	(16)	393		(154)	274
Add (Deduct): Income tax impact of fuel contracts	10	(154)		60	(105)
	$10	$99		$249	$195
Add: Asset impairment, net (5)	-	9		-	9
Add: Acquisition and integration costs, net (5)	87	14		103	59
Net income, non-GAAP	$97	$122	(20.5)	$352	$263	33.8

Net income (loss) per share, diluted, as reported	$0.02	$(0.18)		$0.45	$0.03
Add (Deduct): Net impact from fuel contracts	(0.01)	0.30		(0.13)	0.22
	$0.01	$0.12		$0.32	$0.25
Add: Impact of special items, net (5)	0.12	0.03		0.14	0.09
Net income per share, diluted, non-GAAP	$0.13	$0.15	(13.3)	$0.46	$0.34	35.3

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement II for a reconciliation of selected combined amounts to non-GAAP items, including AirTran for periods prior to the acquisition date.

(2) See Reconciliation of Impact from Fuel Contracts.
(3) Net of profitsharing impact.
(4) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of acquisition and integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(5) Amounts net of tax and profitsharing impact (as described in footnote (4) above).

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Fuel and Oil Expense
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$4	$3	$(8)	$(6)
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period (2)	(16)	(27)	6	(11)
Impact from fuel contracts to Fuel and oil expense	$(12)	$(24)	$(2)	$(17)

Operating Income
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$(4)	$(3)	$8	$6
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period (2)	16	27	(6)	11
Impact from fuel contracts to Operating Income	$12	$24	$2	$17

Other (gains) losses, net
Mark-to-market impact from fuel contracts
settling in future periods	$37	$(288)	$193	$(148)
Ineffectiveness from fuel hedges settling in future periods	(5)	(78)	(45)	(115)
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	(4)	(3)	8	6
Impact from fuel contracts to Other (gains) losses, net	$28	$(369)	$156	$(257)

Net Income
Mark-to-market impact from fuel contracts
settling in future periods	$(37)	$288	$(193)	$148
Ineffectiveness from fuel hedges settling in future periods	5	78	45	115
Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	16	27	(6)	11
Impact from fuel contracts to Net Income (3)	$(16)	$393	$(154)	$274

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date.
(2) As a result of prior hedge ineffectiveness and/or contracts marked-to-market through the income statement.
(3) Excludes income tax impact of unrealized items.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS (1)
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
	2012	2011		Change		2012	2011		Change
Revenue passengers carried	28,318,779	28,208,036		0.4%		82,738,949	76,437,631		8.2%
Enplaned passengers	34,913,698	35,010,060		(0.3)%		101,278,271	94,040,092		7.7%
Revenue passenger miles (RPMs) (000s)	27,162,606	27,322,289		(0.6)%		78,053,971	72,402,024		7.8%
Available seat miles (ASMs) (000s)	33,080,807	33,318,089		(0.7)%		96,944,289	89,281,174		8.6%
Load factor	82.1%	82.0%		0.1	pts	80.5%	81.1%		(0.6)	pts
Average length of passenger haul (miles)	959	969		(1.0)%		943	947		(0.4)%
Average aircraft stage length (miles)	697	690		1.0%		694	679		2.2%
Trips flown	347,346	359,630		(3.4)%		1,033,968	974,221		6.1%
Average passenger fare	$142.86	$143.03	(2)	(0.1)%		$146.56	$142.27	(2)	3.0%
Passenger revenue yield per RPM (cents)	14.89	14.77	(2)	0.8%		15.54	15.02	(2)	3.5%
RASM (cents)	13.02	12.94		0.6%		13.32	12.94		2.9%
PRASM (cents)	12.23	12.11	(2)	1.0%		12.51	12.18	(2)	2.7%
CASM (cents)	12.87	12.26		5.0%		12.77	12.32		3.7%
CASM, excluding fuel (cents)	8.25	7.50		10.0%		8.01	7.68		4.3%
CASM, excluding fuel & profitsharing (cents)	8.16	7.39		10.4%		7.90	7.60		3.9%
CASM, excluding special items (cents)	12.40	12.08		2.6%		12.60	12.18		3.4%
CASM, excluding fuel & special items (cents)	7.81	7.38		5.8%		7.84	7.56		3.7%
CASM, excluding fuel, profitsharing, & special items (cents)	7.72	7.27		6.2%		7.73	7.47		3.5%
Fuel costs per gallon, including fuel tax (unhedged)	$3.13	$3.16		(0.9)%		$3.21	$3.15		1.9%
Fuel costs per gallon, including fuel tax	$3.19	$3.23		(1.2)%		$3.27	$3.17		3.2%
Fuel costs per gallon, including fuel tax (economic)	$3.16	$3.18		(0.6)%		$3.27	$3.16		3.5%
Fuel consumed, in gallons (millions)	478	490		(2.4)%		1,404	1,307		7.4%
Active fulltime equivalent Employees	46,048	45,112		2.1%		46,048	45,112		2.1%
Aircraft in service at period-end	692	699		(1.0)%		692	699		(1.0)%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Excludes operating statistics for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement IV for operating statistics on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2011 reclassification to change the allocation of Operating revenues between Passenger revenues and Other revenues from its sale of frequent flyer points associated with its co-branded Chase® Visa card.  The Company has thus reclassified $20 million and $46 million in Operating revenues for the three and nine month periods ended September 30, 2011, respectively, from Other revenues to Passenger revenues to conform to the current presentation. This reclassification affects certain prior year operating statistics.

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SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL (1)
(in millions)
(unaudited)

	12 Months Ended	12 Months Ended
	September 30, 2012	September 30, 2011
Operating Income, as reported	$679	$761
Add (Deduct): Net impact from fuel contracts	(15)	57
Add: Acquisition and integration costs, net (2)	205	103
Add: Asset Impairment, net (3)	-	14
Operating Income, non-GAAP	$869	$935
Net adjustment for aircraft leases (4)	136	109
Adjustment for fuel hedge accounting	(47)	(129)
Adjusted Operating Income, non-GAAP	$958	$915

Average Invested Capital (5)	$12,788	$11,910
Equity adjustment for fuel hedge accounting	231	202
Adjusted Average Invested Capital	$13,019	$12,112

ROIC, pre-tax	7%	8%

(1) Calculation includes the impact of the AirTran acquisition as of May 2, 2011.
(2) Net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(3) Net of profitsharing impact.
(4) Net adjustment related to presumption that all aircraft in fleet are owned.
(5) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,168	$829
Short-term investments	2,067	2,315
Accounts and other receivables	430	299
Inventories of parts and supplies, at cost	544	401
Deferred income taxes	219	263
Prepaid expenses and other current assets	224	238
Total current assets	4,652	4,345

Property and equipment, at cost:
Flight equipment	16,177	15,542
Ground property and equipment	2,671	2,423
Deposits on flight equipment purchase contracts	446	456
	19,294	18,421
Less allowance for depreciation and amortization	6,722	6,294
	12,572	12,127
Goodwill	970	970
Other assets	619	626
	$18,813	$18,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,140	$1,057
Accrued liabilities	1,040	996
Air traffic liability	2,524	1,836
Current maturities of long-term debt	265	644
Total current liabilities	4,969	4,533

Long-term debt less current maturities	2,961	3,107
Deferred income taxes	2,701	2,566
Deferred gains from sale and leaseback of aircraft	66	75
Other noncurrent liabilities	1,114	910
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,228	1,222
Retained earnings	5,700	5,395
Accumulated other comprehensive loss	(125)	(224)
Treasury stock, at cost	(609)	(324)
Total stockholders' equity	7,002	6,877
	$18,813	$18,068

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in millions)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16	$(140)	$343	$26
Adjustments to reconcile net income (loss) to
cash provided by (used in) operating activities:
Depreciation and amortization	217	191	620	523
Unrealized (gain) loss on fuel derivative instruments	(16)	393	(154)	274
Deferred income taxes	82	(90)	120	33
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(9)	(10)
Changes in certain assets and liabilities, net of acquisition:
Accounts and other receivables	(2)	11	(107)	(96)
Other assets	(74)	(42)	(164)	(180)
Accounts payable and accrued liabilities	(187)	(39)	114	266
Air traffic liability	(5)	(92)	688	485
Cash collateral received from (provided to) derivative counterparties	252	(409)	218	(429)
Other, net	184	2	164	93
Net cash provided by (used in) operating activities	464	(218)	1,833	985

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to acquire AirTran, net of AirTran cash on hand	-	-	-	(35)
Payments for purchase of property and equipment, net	(406)	(276)	(949)	(548)
Purchases of short-term investments	(663)	(1,525)	(1,918)	(4,788)
Proceeds from sales of short-term investments	775	1,664	2,192	4,414
Other, net	17	-	31	-
Net cash used in investing activities	(277)	(137)	(644)	(957)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	5	4	22	35
Proceeds from termination of interest rate
derivative instrument	-	-	-	76
Payments of long-term debt and capital lease obligations	(48)	(48)	(517)	(110)
Payments of convertible debt	-	-	-	(81)
Payments of cash dividends	(7)	(3)	(22)	(14)
Repurchase of common stock	(50)	(175)	(325)	(175)
Other, net	(2)	(2)	(8)	(4)
Net cash used in financing activities	(102)	(224)	(850)	(273)

NET CHANGE IN CASH AND CASH EQUIVALENTS	85	(579)	339	(245)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,083	1,595	829	1,261

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,168	$1,016	$1,168	$1,016

(1) Includes the impact of the AirTran acquisition as of May 2, 2011.

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SOUTHWEST AIRLINES CO.
FUEL DERIVATIVE CONTRACTS
AS OF OCTOBER 15, 2012

		Estimated difference in economic jet fuel price per gallon,
		above/(below) unhedged market prices, including taxes
	Average WTI Crude Oil
	price per barrel	4Q 2012	1Q 2013	2013

	$60		$0.25	$0.07
	$70		$0.07	$0.02
	$80		$0.03	$0.01
	Current Market (1)	(2)	$0.03	$0.01
	$100		$0.00	$0.00
	$110		($0.08)	($0.02)
	$125		($0.14)	($0.04)

		Average percent of estimated fuel consumption
		covered by fuel derivative contracts at
	Period	varying WTI/Brent crude-equivalent price levels

	2013	less than 15%
	2014	approx. 50%
	2015	approx. 30%
	2016	approx. 15%

(1)	WTI crude oil average market prices as of October 15, 2012 were approximately $92, $94 and $94 per barrel for fourth quarter 2012, first quarter 2013 and full year 2013, respectively.
(2)

For fourth quarter 2012, the Company's estimated fuel consumption is not covered by fuel derivative contracts due to settling its fourth quarter 2012 contracts in advance of their original settlement dates.  Therefore, the Company has effectively locked-in an above market amount of $0.09 per gallon, regardless of the price of jet fuel during fourth quarter 2012.

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SOUTHWEST AIRLINES CO.
737 DELIVERY SCHEDULE
AS OF OCTOBER 17, 2012

	The Boeing Company					The Boeing Company
	737 NG						737 MAX
	-700 Firm Orders		-800 Firm Orders	Options	Additional -800s		Firm Orders	Options	Total
2012	-		29	-	5		-	-	34	(2)
2013	-		20	-	-		-	-	20
2014	5		24	15	-		-	-	44
2015	36		-	12	-		-	-	48
2016	31		-	12	-		-	-	43
2017	30		-	25	-		4	-	59
2018	25		-	28	-		15	-	68
2019	-		-	-	-		33	-	33
2020	-		-	-	-		34	-	34
2021	-		-	-	-		34	18	52
2022	-		-	-	-		30	19	49
2023	-		-	-	-		-	23	23
2024	-		-	-	-		-	23	23
Through 2027	-		-	-	-		-	67	67
	127	(1)	73	92	5	(3)	150	150	597

(1) The Company has flexibility to substitute 737-800s in lieu of 737-700 firm orders.
(2) Includes 26 aircraft delivered as of October 17, 2012.
(3) New delivery leased aircraft.

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SUPPLEMENTAL COMBINED STATEMENT I
SOUTHWEST AIRLINES CO.
SELECTED COMBINED FINANCIAL INFORMATION
(in millions)
(unaudited)

	Nine months ended
	September 30,
			Percent
	2012	2011 (1)	Change
OPERATING REVENUES:
Passenger	$12,127	$11,687	3.8
Freight	118	103	14.6
Other	670	698	(4.0)
Total operating revenues	12,915	12,488	3.4

OPERATING EXPENSES:
Salaries, wages, and benefits	3,552	3,419	3.9
Fuel and oil	4,615	4,511	2.3
Maintenance materials and repairs	862	805	7.1
Aircraft rentals	270	295	(8.5)
Landing fees and other rentals	791	759	4.2
Depreciation and amortization	620	543	14.2
Acquisition and integration	168	123	36.6
Other operating expenses	1,505	1,518	(0.9)
Total operating expenses	12,383	11,973	3.4

OPERATING INCOME	$532	$515	3.3

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

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SUPPLEMENTAL COMBINED STATEMENT II
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED COMBINED AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT I TO NON-GAAP ITEMS
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Nine months ended
	September 30,
			Percent
	2012	2011 (1)	Change
Fuel and oil expense, combined unhedged	$4,526	$4,504
Add: Fuel hedge losses included in Fuel and oil expense	89	7
Fuel and oil expense, as presented on Supplemental Combined Statement I	$4,615	$4,511
Deduct: Net impact from fuel contracts	(2)	(17)
Fuel and oil expense, combined economic	$4,613	$4,494	2.6

Total operating expenses, as presented on Supplemental
Combined Statement I	$12,383	$11,973
Deduct: Net impact from fuel contracts	(2)	(17)
Total operating expenses, combined economic	$12,381	$11,956
Deduct: Asset impairment, net (2)	-	(14)
Deduct: Acquisition and integration costs, net (3)	(168)	(121)
Total operating expenses, combined non-GAAP	$12,213	$11,821	3.3

Operating income, as presented on Supplemental Combined Statement I	$532	$515
Add: Net impact from fuel contracts	2	17
Operating income, combined economic	$534	$532
Add: Asset impairment, net (2)	-	14
Add: Acquisition and integration costs, net (3)	168	121
Operating income, combined non-GAAP	$702	$667	5.2

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate.

(2) Net of profitsharing impact.
(3) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SUPPLEMENTAL COMBINED STATEMENT III
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2011 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Nine months ended September 30, 2011
	Southwest
	Airlines Co.
	(as reported)	AirTran (2)	Combined
OPERATING REVENUES:
Passenger	$10,875	$812	$11,687
Freight	103	-	103
Other	572	126	698
Total operating revenues	11,550	938	12,488

OPERATING EXPENSES:
Salaries, wages, and benefits	3,226	193	3,419
Fuel and oil	4,150	361	4,511
Maintenance materials and repairs	717	88	805
Aircraft rentals	214	81	295
Landing fees and other rentals	705	54	759
Depreciation and amortization	523	20	543
Acquisition and integration	97	26	123
Other operating expenses	1,372	146	1,518
Total operating expenses	11,004	969	11,973

OPERATING INCOME (LOSS)	546	(31)	515

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran, for periods prior to the May 2, 2011 acquisition date. Results presented for Southwest represent previously reported results. See Note Regarding Use of Non-GAAP Financial Measures.

(2) Results presented for AirTran, on a standalone basis, represent periods prior to the May 2, 2011 acquisition date, conformed to Southwest's financial statement classification where appropriate.

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SUPPLEMENTAL COMBINED STATEMENT IV
SOUTHWEST AIRLINES CO.
COMBINED OPERATING STATISTICS
(unaudited)

	Nine months ended
	September 30,
	2012	2011 (1)	Change
Revenue passengers carried	82,738,949	82,615,444	0.1%
Enplaned passengers	101,278,271	101,763,544	(0.5)%
Revenue passenger miles (RPMs) (000s)	78,053,971	78,683,982	(0.8)%
Available seat miles (ASMs) (000s)	96,944,289	97,220,639	(0.3)%
Load factor	80.5%	80.9%	(0.4)	pts
Average length of passenger haul (miles)	943	952	(0.9)%
Average aircraft stage length (miles)	694	686	1.2%
Trips flown	1,033,968	1,055,888	(2.1)%
Average passenger fare	$146.56	$141.46	3.6%
Passenger revenue yield per RPM (cents)	15.54	14.85	4.6%
RASM (cents)	13.32	12.84	3.7%
PRASM (cents)	12.51	12.02	4.1%
CASM (cents)	12.77	12.32	3.7%
CASM, excluding fuel (cents)	8.01	7.68	4.3%
CASM, excluding fuel and profitsharing (cents)	7.90	7.60	3.9%
CASM, excluding special items (cents)	12.60	12.16	3.6%
CASM, excluding fuel and special items (cents)	7.84	7.54	4.0%
CASM, excluding fuel, profitsharing, and special items (cents)	7.73	7.46	3.6%
Fuel costs per gallon, including fuel tax (unhedged)	$3.21	$3.14	2.2%
Fuel costs per gallon, including fuel tax	$3.27	$3.15	3.8%
Fuel costs per gallon, including fuel tax (economic)	$3.27	$3.14	4.1%
Fuel consumed, in gallons (millions)	1,404	1,429	(1.8)%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Selected  operating statistics presented in this schedule on a combined basis include operations for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date.  These combined results include the impact of purchase accounting as of May 2, 2011.  AirTran's historical operating statistics included in the combined presentation have been conformed to Southwest's presentation where appropriate.

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NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include (i) unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges the Company believes are not indicative of its ongoing operational performance.

As a result, the Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information, including results that it refers to as “economic,” which the Company’s management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company’s economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. These economic results provide a better measure of the impact of the Company’s fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company’s management, as well as investors, to consistently assess the Company’s operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company’s fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as subsequent quarterly filings.

In addition to its “economic” financial measures, as defined above, the Company has also provided other non-GAAP financial measures, including results that it refers to as “excluding special items,” as a result of items that the Company believes are not indicative of its ongoing operations.  These include expenses associated with the Company’s acquisition and integration of AirTran.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of results that exclude the impact of these items in order to evaluate the results on a comparative basis with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods.  As a result of the Company’s acquisition of AirTran, which closed on May 2, 2011, the Company has incurred and expects to continue to incur substantial charges associated with integration of the two companies.  While the Company cannot predict the exact timing or amounts of such charges, it does expect to treat the charges as special items in its future presentation of non-GAAP results.

The Company has also provided other supplemental non-GAAP financial information on a “combined basis.”  This supplemental non-GAAP financial information on a “combined basis” includes specified combined financial results of the Company and AirTran for periods prior to May 2, 2011, as if the acquisition had occurred prior to the beginning of the applicable reporting period, but excludes any impact of purchase accounting prior to May 2, 2011.  AirTran’s historical financial information included in the combined presentation has been conformed to the Company’s financial statement classification where appropriate.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company has also provided free cash flow, which is a non-GAAP financial measure.  The Company believes free cash flow is a meaningful measure because it demonstrates the Company’s ability to service its debt, pay dividends and make investments to enhance shareholder value.  Although free cash flow is commonly used as a measure of liquidity, definitions of free cash flow may differ; therefore, the Company is providing an explanation of its calculation for free cash flow.  For the nine months ended September 30, 2012, the Company generated nearly $900 million in free cash flow, calculated as operating cash flows of approximately $1.8 billion less capital expenditures of $949 million.

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